Exhibit 2.4

FORM OF

EMPLOYEE MATTERS AGREEMENT

by and between

HELWETT-PACKARD COMPANY

and

HEWLETT PACKARD ENTERPRISE COMPANY

Dated as of [●], 2015

-i-

EMPLOYEE MATTERS AGREEMENT

This Employee Matters Agreement (this “Agreement”), dated as of [●], 2015, with effect as of the Effective Time, is entered into by and between Hewlett-Packard Company, a Delaware corporation (“HP”), and Hewlett Packard Enterprise Company, a Delaware corporation (“Enterprise,” and together with HP, the “Parties”).

RECITALS:

WHEREAS, HP and Enterprise have entered into a Separation and Distribution Agreement pursuant to which the Parties have set out the terms on which, and the conditions subject to which, they wish to implement the Separation (as defined in the Separation Agreement) (such agreement, as amended, restated or modified from time to time, the “Separation Agreement”).

WHEREAS, in connection therewith, HP and Enterprise have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, pension and benefit plans, programs and arrangements and certain employment matters.

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Unless otherwise defined in this Agreement, capitalized words and expressions and variations thereof used in this Agreement or in its Schedules have the meanings set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Separation Agreement.

1.1 “Action” has the meaning given to that term in the Separation Agreement.

1.2 “Affiliate” has the meaning given to that term in the Separation Agreement.

1.3 “Agreement” means this Employee Matters Agreement, including all the Schedules hereto and has the meaning set forth in the preamble to this Agreement.

1.4 “Approved Leave of Absence” means an absence from active service pursuant to an approved leave.

1.5 “Auditing Party” has the meaning set forth in Section 6.4(a).

1.6 “Benefit Plan” means, with respect to an entity or any of its Subsidiaries, (a) each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and all other employee benefits arrangements, policies or payroll practices (including, without limitation, severance pay, sick leave, vacation pay, salary continuation, disability, retirement, deferred compensation, bonus, stock option or other equity-based compensation, hospitalization, medical or life)

sponsored or maintained by such entity or by any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute) and (b) all “employee pension benefit plans” (as defined in Section 3(2) of ERISA), occupational pension plans or arrangements or other pension arrangements sponsored, maintained or contributed to by such entity or any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute). For the avoidance of doubt, “Benefit Plans” includes Health and Welfare Plans and Executive Benefit Plans. When immediately preceded by “HP,” Benefit Plan means any Benefit Plan sponsored, maintained or contributed to by HP or an HPI Entity or any Benefit Plan with respect to which HP or an HPI Entity is a party. When immediately preceded by “Enterprise,” Benefit Plan means any Benefit Plan sponsored, maintained or contributed to by Enterprise or any Enterprise Entity or any Benefit Plan with respect to which Enterprise or an Enterprise Entity is a party.

1.7 “COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code § 4980B and ERISA §§ 601 through 608.

1.8 “Code” means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary or final regulation in force under that provision.

1.9 “Delayed Transfer Employee” means each Enterprise Employee who was identified to transfer to the HPI Group through the OD&S process, but who, as of 12:01 am local time on the Operational Separation Date, is either actively employed by, or then on Approved Leave of Absence or Garden Leave from, either (a) IN30 or (b) INA5.

1.10 “Demerger” means the demerger of IN30 from the Enterprise Group.

1.11 “Destination LOA Employee” means an HPI Destination LOA Employee or an Enterprise Destination LOA Employee, as applicable.

1.12 “DEU Account” means (a) when immediately preceded by “HP,” an account consisting of dividend equivalent units relating to HP Common Shares granted under an HP Stock Plan or (b) when immediately preceded by “Enterprise,” an account consisting of dividend equivalent units relating to shares of Enterprise Common Stock granted under the Enterprise Stock Plan.

1.13 “Distribution Date” has the meaning given to that term in the Separation Agreement.

1.14 “Effective Time” has the meaning given to that term in the Separation Agreement.

1.15 “Enterprise” has the meaning set forth in the preamble to this Agreement.

1.16 “Enterprise 401(k) Plan” means the 401(k) plan established by Enterprise, as in effect on the date of this Agreement.

1.17 “Enterprise 401(k) Plan Trust” means a trust relating to the Enterprise 401(k) Plan intended to qualify under Section 401(a) and be exempt under Section 501(a) of the Code.

1.18 “Enterprise Business” has the meaning given to that term in the Separation Agreement.

1.19 “Enterprise Common Stock” has the meaning given to that term in the Separation Agreement.

1.20 “Enterprise Destination LOA Employee” means an HPI Employee who:

(a) was on Approved Leave of Absence from an HPI Entity as of the Operational Separation Date,

(b) was allocated to the Enterprise Group pursuant to the OD&S Process,

(c) did not transfer to an Enterprise Entity as of the Operational Separation Date, and

(d) returns to active employment (i) before the LOA Return Deadline or (ii) under circumstances in which applicable Law requires an Enterprise Entity to offer employment to such HPI Employee.

1.21 “Enterprise Employee” means any individual (a) who, as of 12:01 am local time on the Operational Separation Date, is either actively employed by, or on Approved Leave of Absence or Garden Leave from, an Enterprise Entity, (b) who transfers from an HPI Entity to an Enterprise Entity after 12:01 am local time on the Operational Separation Date and before the Distribution Date or (c) who is hired by any Enterprise Entity after 12:01 am local time on the Operational Separation Date; provided, however, that Enterprise Employee will not include any individual who transfers to an HPI Entity after 12:01 am local time on the Operational Separation Date and before the Distribution Date.

1.22 “Enterprise Entities” means the members of the Enterprise Group.

1.23 “Enterprise Equity Awards” means the Enterprise Options, Enterprise RSU Awards, Enterprise PARSU Awards, Enterprise DEU Accounts and Enterprise SARs.

1.24 “Enterprise ESPP” means the employee stock purchase plan to be established by Enterprise, effective immediately prior to the Effective Time, as described in Article V.

1.25 “Enterprise Executive Benefit Plans” means the executive benefit and nonqualified compensation plans, programs, and arrangements established, sponsored, maintained, or agreed upon, by any Enterprise Entity for the benefit of employees and former employees of any Enterprise Entity before the Operational Separation Date.

1.26 “Enterprise Executive DC Plan” means the Enterprise executive deferred compensation plan, effective as of the Distribution Date, as described in Article V.

1.27 “Enterprise Group” has the meaning given to that term in the Separation Agreement.

1.28 “Enterprise HRC Committee” has the meaning set forth in Section 5.2(b).

1.29 “Enterprise Incentive Plans” means the cash-based annual or other short-term incentive plans of Enterprise or any Enterprise Entity, all as in effect as of the time relevant to the applicable provisions of this Agreement.

1.30 “Enterprise Non-Employee Director” means each member of the Enterprise Board of Directors as of immediately after the Effective Time who is not an Enterprise Employee.

1.31 “Enterprise Ratio” means the quotient obtained by dividing (a) the HP Stock Value by (b) the Enterprise Stock Value, carried out to six decimal places.

1.32 “Enterprise Stock Plan” means the compensatory equity plan to be established by Enterprise, effective no later than immediately prior to the Distribution Date, in connection with the treatment of HP Equity Awards as described in Article V.

1.33 “Enterprise Stock Value” means the opening per-share price of Enterprise Common Stock on the New York Stock Exchange on November 2, 2015.

1.34 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary or final regulation in force under that provision.

1.35 “Former Employees” means both Former Enterprise Employees and Former HPI Employees.

1.36 “Former Enterprise Employee” means any individual (a) whose employment with an Enterprise Entity terminated prior to 12:01 am local time on the Operational Separation Date and (b) who did not subsequently become employed by an Enterprise Entity or an HPI Entity prior to the Distribution Date.

1.37 “Former HPI Employee” means any individual (a) whose employment with an HPI Entity terminated prior to 12:01 am local time on the Operational Separation Date and (b) who did not subsequently become employed by an Enterprise Entity or an HPI Entity prior to the Distribution Date.

1.38 “Garden Leave” means an absence from active service at the request of an employer during a statutory or contractual notice period preceding termination of employment.

1.39 “Health and Welfare Plans” means any plan, fund or program which was established or is maintained for the purpose of providing for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical (including PPO, EPO and HDHP coverages as well as retirement medical savings accounts and retiree medical), dental, prescription, vision, short-term disability, long-term disability, life, accidental death and disability, employee assistance, group legal services, wellness, cafeteria (including premium payment, health flexible spending account and dependent care flexible spending account components), travel reimbursement, transportation, or other benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs or day care centers, scholarship funds, or prepaid legal services, including any such plan, fund or program as defined in Section 3(1) of ERISA. When immediately preceded by “HP,” Health and Welfare Plan means any Health and Welfare Plan sponsored, maintained or contributed to by HP or an HPI Entity or any Health and Welfare Plan with respect to which HP or an HPI Entity is a party. When immediately preceded by “Enterprise,” Health and Welfare Plan means any Health and Welfare Plan sponsored, maintained or contributed to by Enterprise or any Enterprise Entity or any Health and Welfare Plan with respect to which Enterprise or an Enterprise Entity is a party.

1.40 “HP” has the meaning set forth in the preamble to this Agreement.

1.41 “HP 401(k) Plan” means the Hewlett-Packard Company 401(k) Plan as in effect as of the time relevant to the applicable provision of this Agreement.

1.42 “HP 401(k) Plan Trust” means a trust relating to the HP 401(k) Plan intended to qualify under Section 401(a) and be exempt under Section 501(a) of the Code.

1.43 “CEO” means Margaret C. Whitman.

1.44 “HP Common Shares” has the meaning given to that term in the Separation Agreement.

1.45 “HP Equity Awards” means the HP Options, HP RSU Awards, HP PARSU Awards, HP DEU Accounts and HP SARs.

1.46 “HP ESPP” means the Hewlett-Packard Company 2011 Employee Stock Purchase Plan.

1.47 “HP Excess Plans” means all non-qualified retirement plans, agreements or arrangements maintained by any HPI Entity or Enterprise Entity for U.S. employees or former U.S. employees as of the Operational Separation Date, including without limitation the Hewlett-Packard Company Excess Benefit Plan, the EDS Benefit Restoration Plan, the EDS 1998 Supplemental Executive Retirement Plan, the Tandem Computers Incorporated Deferred Compensation Plan, the Hewlett-Packard Company Cash Account Pension Restoration Plan, and the individual agreements listed on Schedule 1.47, in each case in effect as of the time relevant to the applicable provision of this Agreement.

1.48 “HP Executive Benefit Plans” means the executive benefit and nonqualified compensation plans, programs, agreements, and arrangements established, sponsored, maintained, or agreed upon, by any HPI Entity for the benefit of employees and former employees of any HPI Entity before the Operational Separation Date.

1.49 “HP Executive DC Plan” means the Hewlett-Packard Company Executive Deferred Compensation Plan, in effect as of the time relevant to the applicable provision of this Agreement.

1.50 “HP HRC Committee” has the meaning set forth in Section 5.2(b).

1.51 “HP Incentive Plans” means the cash-based annual or other short-term incentive plans of HP or any HPI Entity, all as in effect as of the time relevant to the applicable provisions of this Agreement, including without limitation the Hewlett-Packard Company 2005 Pay-for-Results Plan, as amended.

1.52 “HP Non-Employee Director” means each member of the HP Board of Directors as of immediately after the Effective Time who is not an HPI Employee.

1.53 “HP Post-Separation Stock Value” means the opening per-share price of HP Common Shares on the New York Stock Exchange on November 2, 2015.

1.54 “HP Ratio” means the quotient obtained by dividing (a) the HP Stock Value by (b) the HP Post-Separation Stock Value, carried out to six decimal places.

1.55 “HP Stock Plans” means (a) the Second Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, (b) the Hewlett-Packard Company 2000 Stock Plan, as amended, and (c) each other compensatory equity plan assumed by HP from time to time pursuant to which any HP Equity Awards remain outstanding as of immediately prior to the Distribution Date, including, in each case, any sub-plan or addendum thereto.

1.56 “HP Stock Value” means the closing per-share price of HP Common Shares trading “regular way with due bills” on the New York Stock Exchange on October 30, 2015.

1.57 “HPI Business” has the meaning given to that term in the Separation Agreement.

1.58 “HPI Destination LOA Employee” means each Enterprise Employee who

(a) was on Approved Leave of Absence from an Enterprise Entity as of the Operational Separation Date,

(b) was allocated to the HPI Group pursuant to the OD&S Process,

(c) did not transfer to an HPI Entity as of the Operational Separation Date, and

(d) returns to active employment (i) before the LOA Return Deadline or (ii) under circumstances in which applicable Law requires an HPI Entity to offer employment to such Enterprise Employee.

1.59 “HPI Employee” means any individual (a) who, as of 12:01 am local time on the Operational Separation Date, is either actively employed by, or then on Approved Leave of Absence or Garden Leave from, any HPI Entity, (b) who transfers from an Enterprise Entity to an HPI Entity after 12:01 am local time on the Operational Separation Date and before the Distribution Date or (c) who is hired by any HPI Entity after 12:01 am local time on the Operational Separation Date; provided, however, that HPI Employee will not include any individual who transfers to an Enterprise Entity after 12:01 am local time on the Operational Separation Date and before the Distribution Date.

1.60 “HPI Entities” means the members of the HPI Group.

1.61 “HPI Group” has the meaning given to that term in the Separation Agreement.

1.62 “IN30” means the Enterprise Entity identified as IN30.

1.63 “INA5” means the Enterprise Entity identified as INA5.

1.64 “INA5 Transfer” means the transfer of the ownership of INA5 from the Enterprise Group to the HPI Group following the Distribution Date.

1.65 “Individual Agreement” means any individual (a) employment contract, (b) retention, severance or change in control agreement, (c) expatriate (including any international assignee) contract or agreement (including agreements and obligations regarding repatriation, relocation, equalization of taxes and living standards in the host country), or (d) other agreement containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) with an HPI Employee or Enterprise Employee that is in effect immediately prior to the Operational Separation Date.

1.66 “Liability” has the meaning given to that term in the Separation Agreement.

1.67 “LOA Return Deadline” means the date that is one (1) year after the Distribution Date.

1.68 “Non-parties” has the meaning set forth in Section 6.4(b).

1.69 “Non-U.S. Retirement Plan” means each HP Benefit Plan or Enterprise Benefit Plan, whether or not intended to be tax-qualified, the primary purpose of which is to provide retirement benefits to HPI Employees, Enterprise Employees and/or Former Employees who are or were employed by an HPI Entity or Enterprise Entity located outside of the U.S.

1.70 “OD&S Process” means HP’s Organizational Design and Selection process.

1.71 “Operational Separation Date” means with respect to each applicable jurisdiction, the effective date of the Pre-Distribution Transfer Documents applicable to the HPI Entities and Enterprise Entities operating in such jurisdiction.

1.72 “Option” means (a) when immediately preceded by “HP,” an option (including a performance-contingent option (“PCSO”)) to purchase HP Common Shares granted pursuant to an HP Stock Plan or (b) when immediately preceded by “Enterprise,” an option (including a PCSO) to purchase shares of Enterprise Common Stock following the Effective Time granted under the Enterprise Stock Plan.

1.73 “PARSU Award” means (a) when immediately preceded by “HP,” an award of performance-adjusted restricted stock units relating to HP Common Shares granted under an HP Stock Plan for which the applicable performance conditions have not been satisfied or waived or

(b) when immediately preceded by “Enterprise,” an award of performance-adjusted restricted stock units relating to shares of Enterprise Common Stock granted under the Enterprise Stock Plan.

1.74 “Parties” has the meaning set forth in the preamble to this Agreement.

1.75 “Person” has the meaning given to that term in the Separation Agreement.

1.76 “Record Date” has the meaning given to that term in the Separation Agreement.

1.77 “RSU Award” means (a) when immediately preceded by “HP,” an award of service-based vesting restricted stock units relating to HP Common Shares granted under an HP Stock Plan or (b) when immediately preceded by “Enterprise,” an award of service-based vesting restricted stock units relating to shares of Enterprise Common Stock granted under the Enterprise Stock Plan. RSU Awards shall include any award of performance-adjusted restricted stock units for which the performance conditions have been satisfied or waived. RSU Awards shall not include DEU Accounts.

1.78 “SAR” means (a) when immediately preceded by “HP,” a stock appreciation right relating to HP Common Shares granted pursuant to an HP Stock Plan or (b) when immediately preceded by “Enterprise,” a stock appreciation right relating to shares of Enterprise Common Stock granted pursuant to the Enterprise Stock Plan.

1.79 “Separation” has the meaning given to that term in the Separation Agreement.

1.80 “Separation Agreement” has the meaning set forth in the recitals to this Agreement.

1.81 “Service Provider” has the meaning set forth in the Separation Agreement.

1.82 “Severance Benefits” has the meaning set forth in Section 5.7.

1.83 “Subsidiary” has the meaning given to that term in the Separation Agreement.

1.84 “Transaction Documents” has the meaning given to that term in the Separation Agreement.

1.85 “Transfer Documents” has the meaning given to that term in the Separation Agreement.

1.86 “U.S.” means the 50 United States of America and the District of Columbia.

1.87 “U.S. Pension Plans” has the meaning set forth in Section 3.1.

1.88 “Value Factor” means the quotient obtained by dividing (a) the HP Stock Value by (b) the sum of (i) the Enterprise Stock Value and (ii) the HP Post-Separation Stock Value, carried out to six decimal places.

ARTICLE II

GENERAL PRINCIPLES

2.1 Transfer of Employees.

(a) Transfers Prior to Operational Separation Date. Except as otherwise agreed by the Parties and subject to Section 2.1(b), Section 2.1(c), and Section 2.1(d), effective as of the Operational Separation Date, (i) each employee who was allocated to the HPI Group through the OD&S Process was employed by an HPI Entity, and (ii) each employee who was allocated to the Enterprise Group through the OD&S Process was employed by an Enterprise Entity.

(b) LOA Employees.

(i) The Enterprise Group and the HPI Group shall use commercially reasonable efforts to ensure that (A) each Enterprise Destination LOA Employee becomes employed by an Enterprise Entity on or as soon as possible after such employee’s return to active employment, and (B) subject to Section 2.1(d) with respect to Delayed Transfer Employees, each HPI Destination LOA Employee becomes employed by an HPI Entity on or as soon as possible after such employee’s return to active employment.

(ii) The Parties shall use commercially reasonable efforts to apply the provisions of this Agreement to any Destination LOA Employee who commences employment pursuant to this Section 2.1(b) by substituting each reference to the “Operational Separation Date” with a reference to the date that the Destination LOA Employee commences employment with the applicable destination group and shall reasonably cooperate to make any adjustments in the application of the provisions of this Agreement as are necessary or appropriate in order to effectuate such application.

(iii) Notwithstanding the foregoing or anything else in this Agreement to the contrary, except as may be required by applicable Law, neither Party shall be required to provide any specific compensation, benefits or other terms and conditions of employment for any Destination LOA Employee.

(c) Non-Transfer Garden Leave Employees.

(i) Each HPI Employee allocated to the Enterprise Group pursuant to the OD&S Process who (A) is on a Garden Leave as of the Operational Separation Date, and (B) does not transfer to an Enterprise Entity as of the Operational Separation Date shall remain on the HP payroll and any applicable HP Benefit Plans and the Enterprise Group shall reimburse the HPI Group for the cost of the compensation and benefits paid or provided to such employee during the period beginning on the Operational Separation Date and ending on the date that such employee’s employment with the HPI Group terminates, including any severance costs required by Section 5.7.

(ii) Each Enterprise Employee allocated to the HPI Group pursuant to the OD&S Process who (A) is on a Garden Leave as of the Operational Separation Date, and (B) does not transfer to an HPI Entity as of the Operational Separation Date shall remain on the Enterprise payroll and any applicable Enterprise Benefit Plans and the HPI Group shall reimburse the Enterprise Group for the cost of the compensation and benefits paid or provided to such employee during the period beginning on the Operational Separation Date and ending on the date that such employee’s employment with the Enterprise Group terminates, including any severance costs required by Section 5.7.

(iii) The Parties shall cooperate in good faith to determine the basis for, and amount of, the reimbursements contemplated by this Section 2.1(c), taking into account any Tax benefits realized by reason of the payment or provision of such compensation and benefits and the cost of providing any non-cash benefits.

(d) Delayed Transfer Employees.

(i) HP and Enterprise shall use commercially reasonable efforts to ensure that each Delayed Transfer Employee becomes employed by an HPI Entity on or as soon as possible after the effective date of the Transaction Documents with respect to the Demerger or the INA5 Transfer, as applicable, provided the Delayed Transfer Employee remains actively employed by, or on an Approved Leave of Absence from, IN30 or INA5 as of such effective date.

(ii) Notwithstanding the foregoing or anything else in this Agreement to the contrary, except as may be required by applicable Law, HP shall not be required to provide any specific compensation, benefits or other terms and conditions of employment for any Delayed Transfer Employee.

2.2 Assumption and Retention of Liabilities; Related Assets; Management of Certain Actions.

(a) From and after the Operational Separation Date, except as expressly provided otherwise in this Agreement or in any Transfer Document, the HPI Entities shall assume or retain and HP hereby agrees to pay, perform, fulfill and discharge, in due course in full:

(i) all Liabilities (including those arising under any Action) with respect to the employment of all HPI Employees, whether arising before, on or after the Operational Separation Date;

(ii) all Liabilities (including those arising under any Action) with respect to the employment of each Former Employee who HP and Enterprise reasonably agree was providing services primarily to the HPI Business at the time of termination of employment, whether arising before, on or after the Operational Separation Date;

(iii) fifty percent (50%) of the Liabilities (including those arising under any Action) with respect to the employment of each Former Employee (A) who served in a global functions position at the time of termination of employment or (B) who HP and Enterprise do not reasonably agree was providing services primarily to the HPI Business or the Enterprise Business at the time of termination of employment, in each case whether arising before, on or after the Operational Separation Date; provided that this clause (iii) shall not apply to any Former Employee described in Section 2.2(a)(ii) or Section 2.2(b)(ii), and

(iv) any other Liabilities expressly assigned to HP or any HPI Entity under this Agreement or in any Transfer Document.

All Assets held in trust to fund the HP Benefit Plans and all insurance policies funding the HP Benefit Plans shall be Excluded Assets (as defined in the Separation Agreement), except (A) to the extent specifically provided otherwise in this Agreement or in any Transfer Document and (B) any shares of Enterprise Common Stock received by the Israeli trust funding HP Options and HP RSU Awards covered by Section 102 of the Israeli Income Tax Ordinance [New Version] 1961 shall be Enterprise Assets.

(b) From and after the Operational Separation Date, except as expressly provided otherwise in this Agreement or in any Transfer Document, Enterprise and the Enterprise Entities shall assume or retain, as applicable, and Enterprise hereby agrees to pay, perform, fulfill and discharge, in due course in full:

(i) all Liabilities (including those arising under any Action) with respect to the employment of all Enterprise Employees, whether arising before, on or after the Operational Separation Date;

(ii) all Liabilities (including those arising under any Action) with respect to the employment of each Former Employee who HP and Enterprise reasonably agree was providing services primarily to the Enterprise Business at the time of termination of employment, whether arising before, on or after the Operational Separation Date;

(iii) fifty percent (50%) of the Liabilities (including those arising under any Action) with respect to the employment of each Former Employee (A) who served in a global functions position at the time of termination of employment or (B) who HP and Enterprise do not reasonably agree was providing services primarily to the HPI Business or the Enterprise Business at the time of termination of employment, in each case whether arising before, on or after the Operational Separation Date; provided that this clause (iii) shall not apply to any Former Employee described in Section 2.2(a)(ii) or Section 2.2(b)(ii); and

(iv) any other Liabilities expressly assigned to Enterprise or any Enterprise Entity under this Agreement or in any Transfer Document.

All assets held in trust to fund the Enterprise Benefit Plans and all insurance policies funding the Enterprise Benefit Plans shall be Enterprise Assets (as defined in the Separation Agreement), except to the extent specifically provided otherwise in this Agreement.

(c) Notwithstanding anything in this Agreement or the Separation Agreement to the contrary, (i) all Liabilities described in Section 2.3(c)(iii) of the Separation Agreement (relating to claims for indemnification and breach of fiduciary duty) and (ii) all Liabilities with respect to compensation and benefits of Service Providers who are consultants or independent contractors shall be governed exclusively by the Separation Agreement.

(d) Notwithstanding the foregoing provisions of this Section 2.2, except as otherwise provided in any Transaction Document, with respect to Delayed Transfer Employees:

(i) Enterprise and the Enterprise Entities shall assume or retain, as applicable, and Enterprise hereby agrees to pay, perform, fulfill and discharge, in due course in full, (A) all Liabilities under all Enterprise Benefit Plans with respect to all Delayed Transfer Employees and their respective dependents and beneficiaries and (B) all Liabilities (including those arising under any Action) with respect to the employment of all Delayed Transfer Employees to the extent arising in connection with or as a result of their employment with the Enterprise Group; and

(ii) HP and the HPI Entities shall assume or retain, as applicable, and HP hereby agrees to pay, perform, fulfill and discharge, in due course in full, (A) all Liabilities under all HP Benefit Plans with respect to all Delayed Transfer Employees who become employed by the HPI Group and their respective dependents and beneficiaries and (B) all Liabilities (including those arising under any Action) with respect to the employment of all Delayed Transfer Employees who become employed by the HPI Group to the extent arising in connection with or as a result of their employment with the HPI Group.

(e) Management of Actions.

(i) For any Action (other than any OFCCP matter) arising after the Effective Time:

(A) if all Liabilities arising under such Action are allocated pursuant to this Section 2.2 to HP, the direction of such Action shall be governed by Section 6.11(b) of the Separation Agreement,

(B) if all Liabilities arising under such Action are allocated pursuant to this Section 2.2 to Enterprise, the direction of such Action shall be governed by Section 6.11(a) of the Separation Agreement,

(C) if all Liabilities arising under such Action are allocated pursuant to Section 2.2 equally to HP and Enterprise, the direction of such Action shall be governed by Section 6.12(b) of the Separation Agreement, and

(D) except as otherwise provided in the preceding clause (C) or in Section 2.2(e)(ii), if the Liabilities arising under such Action are allocated pursuant to this Section 2.2 in part to HP and in part to Enterprise, the direction of such Action shall be governed by Section 6.11(c) of the Separation Agreement.

(ii) Notwithstanding anything herein or in Section 6.11(c) of the Separation Agreement to the contrary, the following framework shall govern the management of Office of Federal Contract Compliance Program (“OFCCP”) matters:

(A) The management of the OFCCP matters listed on Schedule 6.11(c) of the Separation Agreement shall be led by the Party designated as “manager” on Schedule 6.11(c) of the Separation Agreement.

(B) Those OFFCP matters not listed on Schedule 6.11(c) of the Separation Agreement that arise after the Distribution Date shall be managed by either HP or Enterprise, with the other Party providing support and assistance to the managing Party, all as reasonably agreed in good faith by HP and Enterprise.

2.3 Reimbursements. To the extent that this Agreement allocates to the Enterprise Group the Liability for compensation or benefits that will be provided under an HP Benefit Plan after the Operational Separation Date, or allocates to the HPI Group the Liability for compensation or benefits that will be provided under an Enterprise Benefit Plan after the Operational Separation Date, the Party responsible for the Liability under this Agreement will promptly reimburse the Party providing the compensation or benefits.

2.4 Non-Duplication of Benefits; Service Credit.

(a) HP and Enterprise shall agree on methods and procedures, including, without limitation, amending the respective Benefit Plan documents, to prevent HPI Employees and Enterprise Employees from receiving duplicative benefits from the HP Benefit Plans and the Enterprise Benefit Plans.

(b) The HP Benefit Plans shall, and HP shall cause each HPI Entity to, recognize each HPI Employee’s recognized service with HP or any of its Subsidiaries or their respective predecessor entities at or before the Operational Separation Date, with respect to those HP Benefit Plans adopted, maintained or substituted by the HPI Group on or following the Operational Separation Date or as otherwise required by applicable Law, to the same extent that such service was recognized by HP and its Subsidiaries for similar purposes prior to the Operational Separation Date, except that (i) service will not be recognized to the extent that such recognition would result in a duplication of benefits for an HPI Employee for the same period of service and (ii) service will not be recognized for purposes of determining severance benefits under any HP Benefit Plan for any HPI Employee or HPI Destination LOA Employee who received severance from an Enterprise Entity as a result of the acceptance of an offer of employment from or transfer to an HPI Entity in connection with the Separation.

(c) The Enterprise Benefit Plans shall, and Enterprise shall cause each Enterprise Entity to, recognize each Enterprise Employee’s recognized service with HP or any of its Subsidiaries or their respective predecessor entities at or before the Operational Separation Date, with respect to those Enterprise Benefit Plans adopted, maintained or substituted by the Enterprise Group on or following the Operational Separation Date or as otherwise required by applicable Law, to the same extent that such service was recognized by HP and its Subsidiaries for similar purposes prior to the Operational Separation Date, except that (i) service will not be recognized to the extent that such recognition would result in a duplication of benefits for an Enterprise Employee for the same period of service and (ii) service will not be recognized for purposes of determining severance benefits under any Enterprise Benefit Plan for any Enterprise Employee or Enterprise Destination LOA Employee who received severance from an HPI Entity as a result of the acceptance of an offer of employment from or transfer to an Enterprise Entity in connection with the Separation.

(d) For the avoidance of doubt, the provisions of this Section 2.4 shall not apply to any HPI Employee or Enterprise Employee who experiences a termination of employment from the HPI Group or Enterprise Group after the Operational Separation Date and is then hired or re-hired by either an HPI Entity or an Enterprise Entity, other than (i) any HPI Destination LOA Employee who is hired by an HPI Entity or any Enterprise Destination LOA Employee who is hired by an Enterprise Entity in accordance with Section 2.1(b) or (ii) any Delayed Transfer Employee who becomes employed by an HPI Entity in accordance with Section 2.1(d).

2.5 Commercially Reasonable Efforts. HP and Enterprise shall use commercially reasonable efforts to (a) enter into any necessary agreements to accomplish the assumptions and transfers of assets and Liabilities contemplated by this Agreement; and (b) provide for the maintenance of the necessary participant records, the appointment of trustees and the engagement of recordkeepers, investment managers, providers, insurers, and other third parties reasonably necessary to maintaining and administering the HP Benefit Plans and the Enterprise Benefit Plans.

2.6 Regulatory Compliance. HP and Enterprise shall, in connection with the actions taken pursuant to this Agreement, reasonably cooperate in making any and all appropriate filings required under the Code, ERISA and any applicable securities, labor and exchange control laws, implementing all appropriate communications with participants, transferring appropriate records and taking all such other actions as the requesting party may reasonably determine to be necessary or appropriate to implement the provisions of this Agreement in a timely manner.

2.7 Payroll; Tax Reporting of Compensation. HP shall, and shall cause the HPI Entities to, bear responsibility for payroll tax, payment on account and fringe benefit tax obligations and for the proper withholding and reporting to the appropriate governmental authorities of compensation paid by HP and the HPI Entities to HPI Employees and Former HPI Employees after the Operational Separation Date. Enterprise shall, and shall cause the Enterprise Entities to, bear responsibility for payroll tax, payment on account and fringe benefit tax obligations and for the proper withholding and reporting to the appropriate governmental authorities of compensation paid by Enterprise and the Enterprise Entities to Enterprise Employees and Former Enterprise Employees after the Operational Separation Date. To the extent that, for administrative reasons, any payment on or following the Operational Separation Date is made (i) by an HPI Entity in respect of a Liability allocated to the Enterprise Entities pursuant to Section 2.2 or otherwise or (ii) by an Enterprise Entity in respect of a Liability allocated to the HPI Entities pursuant to Section 2.2 or otherwise, such payment shall be deemed made, in the case of a payment described in clause (i), on behalf of the Enterprise Entities and, in the case of a payment described in clause (ii), on behalf of the HPI Entities.

ARTICLE III

RETIREMENT PLANS

3.1 U.S. Qualified Defined Benefit and Profit Sharing Plans. From and after the Operational Separation Date, HP shall retain or assume, as applicable, and HP hereby agrees to pay, perform, fulfill and discharge, in due course as required by Law, all Liabilities with respect to the Hewlett-Packard Company Pension Plan and the Hewlett-Packard Company Deferred Profit-Sharing Plan and each other defined benefit pension plan sponsored by HP and its Subsidiaries immediately prior to the Operational Separation Date that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code (collectively, the “U.S. Pension Plans”). Effective as of the Distribution Date, Enterprise shall be released as a participating employer in all U.S. Pension Plans and, from and after the Distribution Date, neither Enterprise nor any member of the Enterprise Group shall be liable for any Liabilities arising under or with respect to any U.S. Pension Plans.

3.2 U.S. 401(k) Plan. HP shall retain and be solely responsible for all Liabilities for plan benefits under the HP 401(k) Plan relating to (a) HPI Employees, (b) Former Employees and (c) any Enterprise Employees whose employment with the applicable Enterprise Entity terminates prior to the Distribution Date. Enterprise has established the Enterprise 401(k) Plan and the Enterprise 401(k) Plan Trust prior to the date hereof. HP has caused the accounts under the HP 401(k) Plan (including any outstanding loans) of the Enterprise Employees who remained employed by an Enterprise Entity immediately prior to the Distribution Date to be transferred in kind to the Enterprise 401(k) Plan and the Enterprise 401(k) Plan Trust as of, or immediately prior to, the Distribution Date. Enterprise shall cause the Enterprise 401(k) Plan to assume and be solely responsible for all Liabilities for plan benefits under the Enterprise 401(k) Plan relating to Enterprise Employees whose accounts have been transferred from the HP 401(k) Plan. HP and Enterprise agree to cooperate in making all appropriate filings and taking all reasonable actions required to implement the provisions of this Section 3.2; provided, that Enterprise acknowledges that it will be responsible for complying with any requirements and applying for any Internal Revenue Service determination letters with respect to the Enterprise 401(k) Plan.

3.3 Stock Considerations in 401(k) Plans.

(a) To the extent that HPI Employees or Former Employees receive shares of Enterprise Common Stock in connection with the Separation with respect to HP Common Shares held under the HP 401(k) Plan, such shares will be deposited in an Enterprise Common Stock fund under the HP 401(k) Plan, subject to such limitations as are determined by HP or the applicable fiduciary of the HP 401(k) Plan. Following the Distribution Date, HPI Employees and Former Employees shall not be permitted to acquire shares of Enterprise Common Stock in the Enterprise Common Stock fund under the HP 401(k) Plan and HP shall promptly amend the HP 401(k) Plan document to provide for the elimination of the Enterprise Common Stock fund as an investment option under the HP 401(k) Plan and the liquidation of the Enterprise Common Stock held in the Enterprise Common Stock fund to be completed no later than the first anniversary of the Distribution Date, unless the relevant plan fiduciary determines that it would be imprudent to liquidate the assets by such date, in which case such liquidation shall occur as soon as the relevant plan fiduciary reasonably determines liquidation would be prudent.

(b) To the extent that Enterprise Employees hold HP Common Shares in the HP Common Share fund under the Enterprise 401(k) Plan, such shares shall continue to be held pursuant to the Enterprise 401(k) Plan following the Distribution Date subject to such limitations as are determined by Enterprise or the applicable fiduciary of the Enterprise 401(k) Plan.

Following the Distribution Date, Enterprise Employees shall not be permitted to acquire HP Common Shares in the HP Common Share fund under the Enterprise 401(k) Plan and Enterprise shall promptly amend the Enterprise 401(k) Plan document to provide for the elimination of the HP Common Share fund as an investment option under the Enterprise 401(k) Plan and the liquidation of the HP Common Shares held in the HP Common Shares fund to be completed no later than the first anniversary of the Distribution Date, unless the relevant plan fiduciary determines that it would be imprudent to liquidate the assets by such date, in which case such liquidation shall occur as soon as the relevant plan fiduciary reasonably determines liquidation would be prudent.

(c) HP and Enterprise shall assume sole responsibility for ensuring that their respective 401(k) plans are maintained in compliance with applicable Laws with respect to holding shares of their respective common stock and common stock of the other entity.

3.4 Non-U.S. Retirement Plans. The applicable terms governing treatment of the Non-U.S. Retirement Plans shall be as set forth in Schedule 3.4.

3.5 U.S. Non-Qualified Retirement Arrangements. HP shall assume or retain, or cause an HPI Entity to assume or retain, all Assets and all Liabilities arising out of or relating to the HP Excess Plans, and shall make payments to all participants in the HP Excess Plans in accordance with the applicable terms of the HP Excess Plans. Enterprise shall notify HPI of the occurrence of (i) any payment event with respect to an Enterprise Employee under an HP Excess Plan and (ii) the “separation from service” under Section 409A of the Code of any Enterprise Employee who participates in an HP Excess Plan, whether or not such separation from service is a payment event, in each case, as promptly as practicable but in no event later than thirty (30) days thereafter, and shall promptly provide to HP any other relevant information reasonably requested by HP for purposes of payments pursuant to the HP Excess Plans to Enterprise Employees and Former Enterprise Employees. HP and Enterprise acknowledge that none of the transactions contemplated by the Separation Agreement will, in and of itself, constitute a “separation from service” under Section 409A of the Code or trigger a payment or distribution of compensation under any HP Excess Plans for any HPI Employees, Enterprise Employees or Former Employees and, consequently, that the payment or distribution of any compensation to which any HPI Employee, Enterprise Employee or Former Employee is entitled under the HP Excess Plans will occur only at such time or times as provided in the applicable plan document or the applicable deferral election.

3.6 Certain International Retirement Benefits.

(a) International Retirement Arrangements. HP shall assume or retain, or cause an HPI Entity to assume or retain, all Assets and all Liabilities arising out of or relating to the International Retirement Arrangements maintained by any HPI Entity or Enterprise Entity as of the Operational Separation Date, and shall make payments to all participants in the International Retirement Arrangements as of the Operational Separation Date in accordance with the applicable terms of such programs as in effect from time to time.

(b) International Retirement Guarantee. For HPI Employees, Former Employees in the U.S., and Former HPI Employees outside of the U.S., HP shall assume or retain, or cause an HPI Entity to assume or retain, all Assets and all Liabilities arising out of or relating to the International Retirement Guarantee programs maintained by any HPI Entity or Enterprise Entity as of the Operational Separation Date, and shall make payments to all such HPI Employees, Former Employees in the U.S., and Former HPI Employees outside of the U.S. who participated in the International Retirement Guarantee programs as of the Operational Separation Date in accordance with the applicable terms of such programs as in effect from time to time. For Enterprise Employees and Former Enterprise Employees outside of the U.S., Enterprise shall assume or retain, or cause an Enterprise Entity to assume or retain, all Assets and all Liabilities arising out of or relating to the International Retirement Guarantee programs maintained by any HPI Entity or Enterprise Entity as of the Operational Separation Date, and shall make payments to all such Enterprise Employees and Former Enterprise Employees outside of the U.S. who participated in the International Retirement Guarantee programs as of the Operational Separation Date in accordance with the applicable terms of such programs as in effect from time to time.

(c) Global Retirement Supplement. For HPI Employees receiving cash payments pursuant to a Global Retirement Supplement program as of the Operational Separation Date, HPI shall assume or retain, or cause an HPI Entity to assume or retain, all Liabilities for the continuation of such payments after the Operational Separation Date, in accordance with the terms of the HP Global Retirement Supplement program as in effect from time to time. For Enterprise Employees receiving cash payments pursuant to a Global Retirement Supplement program as of the Operational Separation Date, Enterprise shall assume or retain, or cause an Enterprise Entity to assume or retain, all Liabilities for the continuation of such payments after the Operational Separation Date, in accordance with the terms of the Enterprise Global Retirement Supplement program as in effect from time to time.

ARTICLE IV

HEALTH AND WELFARE PLANS

4.1 Health and Welfare Plans.

(a) Establishment of Health and Welfare Plans.

(i) Except as otherwise expressly provided in this Agreement or in any Transfer Document, effective as of the Operational Separation Date:

(A) the Parties shall have taken such actions to ensure that (1) all HPI Employees and any Former Employees who were participants in the HP Health and Welfare Plans at the time of separation from employment (“HPI H&W Employees”) are covered by the HP Health and Welfare Plans and (2) all Enterprise Employees and any Former Employees who were participants in the Enterprise Health and Welfare Plans at the time of separation from employment (“Enterprise H&W Employees”), are covered by Enterprise Health and Welfare Plans,

(B) HP shall be responsible for all Liabilities relating to, arising out of or resulting from (1) health and welfare coverage (including COBRA continuation coverage) for HPI H&W Employees and their covered dependents and (2) claims incurred under the HP Health and Welfare Plans prior to, on or following the Operational Separation Date.

(C) Enterprise shall be responsible for all Liabilities relating to, arising out of or resulting from (1) health and welfare coverage (including COBRA continuation coverage) for Enterprise H&W Employees and their covered dependents and (2) claims incurred under the Enterprise Health and Welfare Plans prior to, on or following the Operational Separation Date.

(ii) No later than April 30, 2016, (A) HP shall provide to Enterprise an invoice for the actual cost, as determined by HP’s global actuary, of any claims incurred at any time prior to the Operational Separation Date but not reported as of the Distribution Date under the HP Health and Welfare Plans with respect to Enterprise Employees and (B) Enterprise shall provide to HP an invoice for the actual cost, as determined by Enterprise’s global actuary, of any claims incurred prior to the Operational Separation Date but not reported as of the Distribution Date under the Enterprise Health and Welfare Plans with respect to HPI Employees. If the amount of the invoice delivered by HP exceeds the amount of the invoice delivered Enterprise, then Enterprise shall remit to HP the amount of such excess not later than sixty (60) days following the invoice date or, if the amount of the invoice delivered by Enterprise exceeds the amount of the invoice delivered by HP, then HP shall remit to Enterprise the amount of such excess not later than sixty (60) days following the invoice date.

(iii) Notwithstanding anything herein to the contrary, each Enterprise Employee who is receiving self-insured health and welfare benefits under an HP Health and Welfare Plan covering U.S. employees as of the Operational Separation Date shall continue to participate in such HP Health and Welfare Plan until December 31, 2015 (including, if applicable, pursuant to the health care continuation requirements of COBRA following the incurrence of a COBRA qualifying event under the HP Health and Welfare Plans after the Operational Separation Date). No later than September 30, 2016, HP shall provide to Enterprise an invoice for the actual cost, as determined by HP’s global actuary, of any claims incurred by such Enterprise Employees under such HP Health and Welfare Plans from the Distribution Date through December 31, 2015 and Enterprise shall remit to HP the amount of the invoice not later than sixty (60) days following the invoice date.

(iv) Notwithstanding anything herein to the contrary, each Former Enterprise Employee who is receiving long-term disability benefits under an HP Health and Welfare Plan maintained for the benefit of U.S. participants as of the Operational Separation Date shall continue to participate in such HP Health and Welfare Plan following the Operational Separation Date in accordance with its terms and all Liabilities incurred under such HP Health and Welfare Plan in respect of such Former Enterprise Employee shall be retained by HP.

(v) For purposes of this Section 4.1(a), a claim is deemed to be incurred: (a) with respect to medical, dental, vision and/or prescription drug benefits, on the date the health services giving rise to such claim are rendered; (b) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, on the date the event giving rise to such claim occurs; and (c) with respect to disability benefits, on the date a person’s disability begins, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim.

(b) Flexible Spending Accounts. With respect to each Enterprise Employee, the parties shall use commercially reasonable efforts to ensure that any health or dependent care flexible spending accounts as of the Operational Separation Date of such Enterprise Employee (whether positive or negative) under HP Health and Welfare Plans that are health or dependent care flexible spending account plans are transferred, as soon as practicable after the Operational Separation Date, from the HP Health and Welfare Plans to the corresponding Enterprise Health and Welfare Plans. Such Enterprise Health and Welfare Plans shall assume responsibility as of the Operational Separation Date for all outstanding health or dependent care flexible spending account claims under the corresponding HP Health and Welfare Plans of each Enterprise Employee for the calendar year in which the Operational Separation Date occurs.

(c) COBRA Compliance.

(i) Effective as of the Operational Separation Date, HP or another HPI Entity shall be responsible for administering compliance with the health care continuation requirements of COBRA with respect to HPI Employees and Former Employees and their respective covered dependents who incur a COBRA qualifying event under the HP Health and Welfare Plans at any time before, on or after the Operational Separation Date.

(ii) Subject to Section 4.1(a)(iii), effective as of the Operational Separation Date, Enterprise or another Enterprise Entity shall be responsible for administering compliance with the health care continuation requirements of COBRA with respect to Enterprise Employees and their covered dependents who incur a COBRA qualifying event under the Enterprise Health and Welfare Plans at any time after the Operational Separation Date.

(iii) The Parties hereto agree that the consummation of the transactions contemplated by this Agreement and the Separation Agreement shall not constitute a COBRA qualifying event for any purpose of COBRA.

(d) Retiree Medical.

(i) Retirement Medical Savings Account Program. Effective as of the Operational Separation Date, for each HPI Employee and Former Employee, HPI shall retain, or cause the applicable HPI Entity to retain, all Liabilities for (A) the balance in the HP retirement medical savings account program of such HPI Employee or Former Employee and (B) all claims, whether arising before, on or after the Operational Separation Date, under the HP retirement medical savings account program of such HPI Employee or Former Employee. Effective as of the Operational Separation Date, (1) Enterprise has established a retirement medical savings account program which is substantially similar in all material respects as of the Operational Separation Date to the HP retirement medical savings account program for each Enterprise Employee, (2) any balance in the HP retirement medical savings account program as of the Operational Separation Date of each Enterprise Employee has transferred to a new voluntary employees’ beneficiary association trust sponsored by Enterprise and (3) the Enterprise retirement medical savings account program has assumed responsibility for all outstanding and unsatisfied claims under the corresponding HP retirement medical savings account program of each Enterprise Employee.

(ii) U.S. Retiree Medical Plans. From and after the Operational Separation Date, HP shall retain or assume, as applicable, and HP hereby agrees to pay, perform, fulfill and discharge, in due course, all Liabilities for (A) all eligible HPI Employees, Enterprise Employees and Former Employees under all subsidized retiree medical programs maintained by any HPI Entity or Enterprise Entity as of immediately prior to the Operational Separation Date for current and former employees in the U.S. and (B) all eligible HPI Employees and Former Employees under all employee-pay-all retiree medical programs maintained by any HPI Entity or Enterprise Entity as of immediately prior to the Operational Separation Date for current and former employees in the U.S. Effective as of the Operational Separation Date, Enterprise has established an employee-pay-all retiree medical program for employees in the U.S. and, from and after the Operational Separation Date, Enterprise Employees in the U.S. who retire from Enterprise shall not be eligible to participate in the employee-pay-all retiree medical program maintained by HP and each such Enterprise Employee shall participate in the Enterprise employee-pay-all retiree medical program, as in effect from time to time, if and to the extent that such Enterprise Employee is eligible for such program in accordance with its terms.

(iii) Puerto Rico Retiree Medical Plan. From and after the Operational Separation Date, HP shall retain or assume, as applicable, and HP hereby agrees to pay, perform, fulfill and discharge, in due course, all Liabilities for all eligible HPI Employees, Enterprise Employees and Former Employees under any retiree medical program maintained by any HPI Entity or Enterprise Entity as of immediately prior to the Operational Separation Date for current and former employees in Puerto Rico.

(iv) Brazil Retiree Medical Plan. From and after the Operational Separation Date, Enterprise shall retain or assume, as applicable, and Enterprise hereby agrees to pay, perform, fulfill and discharge, in due course, all Liabilities for all eligible HPI Employees, Enterprise Employees and Former Employees under any retiree medical program maintained by any HPI Entity or Enterprise Entity as of immediately prior to the Operational Separation Date for current and former employees in Brazil.

(v) Canada Retiree Medical Plan. From and after the Operational Separation Date, Enterprise shall retain or assume, as applicable, and Enterprise hereby agrees to pay, perform, fulfill and discharge, in due course, all Liabilities for all eligible Enterprise Employees and Former Employees under any retiree medical program maintained by any HPI Entity or Enterprise Entity as of immediately prior to the Operational Separation Date for current and former employees in Canada. Effective as of the Operational Separation Date, an HPI Entity has established a retiree medical program for employees in Canada and, from and after the Operational Separation Date, HPI Employees in Canada who retire from an HPI Entity shall not be eligible to participate in the retiree medical program maintained by Enterprise from time to time and each such HPI Employee shall participate in the HPI Entity’s retiree medical program if and to the extent that such HPI Employee is eligible for such program in accordance with its terms as in effect from time to time.

(e) Vacation; Paid Time Off. For the avoidance of doubt, (i) to the extent that applicable Law requires that vacation or other paid time off accrued by an employee during employment with the HPI Group be paid to such employee in cash upon his or her commencement of employment with the Enterprise Group pursuant to Section 2.1 of this Agreement, the Enterprise Group shall be solely responsible for all Liabilities in respect of such payment and (ii) to the extent that applicable Law requires that vacation or other paid time off accrued by an employee during employment with the Enterprise Group be paid to such employee in cash upon his or her commencement of employment with the HPI Group pursuant to Section 2.1 of this Agreement, the HPI Group shall be solely responsible for all Liabilities in respect of such payment.

4.2 Workers’ Compensation Liabilities. The treatment of workers’ compensation liabilities in connection with the Separation shall be governed by the Separation Agreement.

ARTICLE V

EXECUTIVE BENEFITS AND OTHER BENEFITS

5.1 Assumption of Obligations. Except as provided in this Agreement, effective as of the Operational Separation Date, (a) HP shall assume and be solely responsible for all Liabilities to or relating to HPI Employees under all HP Executive Benefit Plans and Enterprise Executive Benefit Plans and (b) Enterprise shall assume and be solely responsible for all Liabilities to or relating to Enterprise Employees under all HP Executive Benefit Plans and Enterprise Executive Benefit Plans. The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Transaction Documents, including, without limitation, this Agreement, constitutes a “change in control,” “change of control” or similar term, as applicable, within the meaning of any Benefit Plan, the HP Stock Plans or the Enterprise Stock Plan.

5.2 Incentive Plans; Long-Term Cash Awards.

(a) HP Incentive Plans. Effective as of the Operational Separation Date, the Parties have taken such actions, or caused the taking of such actions, as are necessary to ensure that all HPI Employees are covered by the HP Incentive Plans. HP shall be solely responsible for determining the amount of, and paying, all awards due to be paid after the Operational Separation Date to HPI Employees, and Former Employees who were participants in the HP Incentive Plans at the time of separation from employment, under the HP Incentive Plans, whether earned before, on or after the Operational Separation Date.

(b) Enterprise Incentive Plans. Effective as of the Operational Separation Date, the Parties have taken such actions, or caused the taking of such actions, as are necessary to ensure that all Enterprise Employees are covered by the Enterprise Incentive Plans. Enterprise shall be solely responsible for determining the amount of, and paying, all awards due to be paid after the Operational Separation Date to Enterprise Employees, and Former Employees who were participants in the Enterprise Incentive Plans at the time of separation from employment, under the Enterprise Incentive Plans, whether earned before, on or after the Operational Separation Date; provided, that (i) with respect to each Enterprise Employee who was an executive officer of HP during the fiscal year ending October 31, 2015, his or her award in respect of such fiscal year will be determined based on the level of achievement of the applicable performance goals previously determined by the HR and Compensation Committee of the HP Board of Directors (the “HP HRC Committee”) and (ii) if requested, as soon as practicable following October 31, 2015, HP shall provide Enterprise with the information reasonably necessary for the HR and Compensation Committee of the Enterprise Board of Directors (the “Enterprise HRC Committee”) to determine the level of achievement of such performance goals.

(c) Long-Term Cash Awards. Effective as of the Operational Separation Date, (i) HP shall be solely responsible for paying, when due, all long-term restricted cash awards held by HPI Employees as of the Operational Separation Date and (ii) Enterprise shall be solely responsible for paying, when due, all long-term restricted cash awards held by Enterprise Employees as of the Operational Separation Date.

5.3 HP Stock Plans. HP and Enterprise shall use commercially reasonable efforts to take all actions necessary or appropriate so that each outstanding HP Equity Award granted under any HP Stock Plans held by any individual shall be adjusted as set forth in this Article V. Following the Separation, for any award adjusted under this Section 5.3, any reference to a “change in control,” “change of control,” “ownership change event,” or similar definition in an award agreement, employment agreement, the HP Stock Plans or other HP plan or policy (x) with respect to post-Separation equity awards denominated in HP Common Shares, shall be deemed to refer to a “change in control,” “change of control,” “ownership change event,” or similar definition as set forth in the applicable award agreement, employment agreement, the applicable HP Stock Plan or other HP plan or policy, and (y) with respect to post-Separation equity awards denominated in shares of Enterprise Common Stock, such reference shall be deemed to refer to a “change in control,” “change of control,” “ownership change event,” or similar definition as set forth in the applicable award agreement, employment agreement, the Enterprise Stock Plan or other Enterprise plan or policy.

(a) Outstanding HP Options (including PCSOs) and HP SARs Held by HPI Employees, HP Non-Employee Directors (other than the CEO), Former Employees and Certain Other Participants. Each HP Option and HP SAR held by (w) an HPI Employee, (x) an HP Non-Employee Director (other than the CEO), (y) a Former Employee or (z) any other participant who is neither employed by, or a director of, an Enterprise Entity or an HPI Entity as of immediately prior to the Effective Time, in each case that is outstanding and unexercised as of immediately prior to the Effective Time, shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such HP Option or HP SAR immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) the number of HP Common Shares subject to such HP Option or HP SAR, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (A) the number of HP Common Shares subject to such HP Option or HP SAR immediately prior to the Effective Time by (B) the HP Ratio;

(ii) the per share exercise price of such HP Option or HP SAR, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (A) the per share exercise price of such HP Option or HP SAR immediately prior to the Effective Time by (B) the HP Ratio; and

(iii) the performance conditions applicable to each such HP Option that is a PCSO will be appropriately adjusted so that the ratio of the post-adjustment exercise price to each post-adjustment stock price hurdle is the same as the ratio of the pre-adjustment exercise price to each pre-adjustment stock price hurdle.

(b) Outstanding HP Options (including PCSOs) and HP SARs Held by Certain Enterprise Employees (other than the CEO) and Enterprise Non-Employee Directors. Each HP Option and HP SAR held by an (x) Enterprise Employee (other than the CEO) who remains employed by an Enterprise Entity as of immediately prior to the Effective Time or (y) Enterprise Non-Employee Director, in each case, that is outstanding and unexercised as of immediately prior to the Effective Time, shall be converted into an Enterprise Option or an Enterprise SAR, as applicable, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such HP Option or HP SAR immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) the number of shares of Enterprise Common Stock subject to such Option or SAR, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (A) the number of HP Common Shares subject to such Option or SAR immediately prior to the Effective Time by (B) the Enterprise Ratio; and

(ii) the per share exercise price of such Option or SAR, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (A) the per share exercise price of such Option or SAR immediately prior to the Effective Time by (B) the Enterprise Ratio; and

(iii) the performance conditions applicable to each such Option that is a PCSO will be appropriately adjusted so that (A) they relate to the stock price appreciation of Enterprise Common Stock and (B) the ratio of the post-adjustment exercise price to each post-adjustment stock price hurdle is the same as the ratio of the pre-adjustment exercise price to each pre-adjustment stock price hurdle.

(c) Vested Outstanding HP Options (including PCSOs) Held by the CEO. Each HP Option held by the CEO that is outstanding, vested and unexercised as of immediately prior to the Effective Time shall be converted into both an HP Option and an Enterprise Option, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such HP Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) the number of HP Common Shares subject to such HP Option, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (A) the number of HP Common Shares subject to the corresponding HP Option immediately prior to the Effective Time by (B) the Value Factor;

(ii) the number of shares of Enterprise Common Stock subject to such Enterprise Option, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (A) the number of HP Common Shares subject to the corresponding HP Option immediately prior to the Effective Time by (B) the Value Factor;

(iii) the per share exercise price of such HP Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (A) the per share exercise price of the corresponding HP Option immediately prior to the Effective Time by (B) the HP Ratio; and

(iv) the per share exercise price of such Enterprise Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (A) the per share exercise price of the corresponding HP Option immediately prior to the Effective Time by (B) the Enterprise Ratio.

(d) Unvested Outstanding HP Options (including PCSOs) Held by the CEO. Each HP Option held by the CEO that is outstanding and unvested as of immediately prior to the Effective Time shall be converted into an Enterprise Option, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such HP Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) the number of shares of Enterprise Common Stock subject to such Option, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (A) the number of HP Common Shares subject to such Option immediately prior to the Effective Time by (B) the Enterprise Ratio;

(ii) the per share exercise price of such Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (A) the per share exercise price of such Option immediately prior to the Effective Time by (B) the Enterprise Ratio;

(iii) the service-based vesting conditions applicable to each such unvested Enterprise Option will relate solely to the CEO’s continued employment with the Enterprise Group; and

(iv) the performance conditions applicable to each such Option that is a PCSO will be appropriately adjusted so that (A) they relate to the stock price appreciation of Enterprise Common Stock and (B) the ratio of the post-adjustment exercise price to each post-adjustment stock price hurdle is the same as the ratio of the pre-adjustment exercise price to each pre-adjustment stock price hurdle.

(e) Outstanding HP RSU Awards Held by HPI Employees, HP Non-Employee Directors (other than the CEO), Former Employees and Certain Other Participants. Each HP RSU Award held by (w) an HPI Employee, (x) an HP Non-Employee Director (other than the CEO), (y) a Former Employee or (z) any other participant who is neither employed by, or a director of, an Enterprise Entity or an HPI Entity as of immediately prior to the Effective Time, in each case that is outstanding as of immediately prior to the Effective Time, shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such HP RSU Award immediately prior to the Effective Time, including any deferral election applicable to the delivery of vested shares; provided, however, that from and after the Effective Time, the number of HP Common Shares to which such HP RSU Award relates shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (i) the number of HP Common Shares to which such HP RSU Award related immediately prior to the Effective Time by (ii) the HP Ratio.

(f) Outstanding HP RSU Awards Held by Certain Enterprise Employees and Enterprise Non-Employee Directors. Each HP RSU Award held by an (x) Enterprise Employee who remains employed by an Enterprise Entity as of immediately prior to the Effective Time or (y) Enterprise Non-Employee Director, in each case that is outstanding as of immediately prior to the Effective Time, shall be converted into an Enterprise RSU Award, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such RSU Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time, the number of shares of Enterprise Common Stock to which such Enterprise RSU Award relates shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (i) the number of HP Common Shares to which such RSU Award related immediately prior to the Effective Time by (ii) the Enterprise Ratio.

(g) Outstanding HP DEU Accounts Held by HPI Employees, HP Non-Employee Directors (other than the CEO), Former Employees and Certain Other Participants. Each HP DEU Account held by (w) an HPI Employee, (x) an HP Non-Employee Director (other than the CEO), (y) a Former Employee or (z) any other participant who is neither employed by, or a director of, an Enterprise Entity or an HPI Entity as of immediately prior to the Effective Time, in each case that is outstanding as of immediately prior to the Effective Time, shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such HP DEU Account immediately prior to the Effective Time, including any deferral election applicable to the delivery of vested shares; provided, however, that from and after the Effective Time, the number of HP Common Shares to which such HP DEU Account relates shall be equal to the product, rounded to four decimal places, obtained by multiplying (i) the number of HP Common Shares to which such HP DEU Account related immediately prior to the Effective Time by (ii) the HP Ratio.

(h) Outstanding HP DEU Accounts Held by Certain Enterprise Employees and Enterprise Non-Employee Directors. Each HP DEU Account held by an (x) Enterprise Employee who remains employed by an Enterprise Entity as of immediately prior to the Effective Time or (y) Enterprise Non-Employee Director, in each case that is outstanding as of immediately prior to the Effective Time, shall be converted into an Enterprise DEU Account, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such DEU Account immediately prior to the Effective Time;

provided, however, that from and after the Effective Time, the number of shares of Enterprise Common Stock to which such Enterprise DEU Account relates shall be equal to the product, rounded to four decimal places, obtained by multiplying (i) the number of HP Common Shares to which such DEU Account related immediately prior to the Effective Time by (ii) the Enterprise Ratio.

(i) Outstanding HP PARSU Awards Held by HPI Employees, Former Employees and Certain Other Participants. Each HP PARSU Award held by (x) an HPI Employee, (y) a Former Employee or (z) any other participant who is neither employed by, or a director of, an Enterprise Entity or an HPI Entity as of immediately prior to the Effective Time, in each case that is outstanding as of immediately prior to the Effective Time, shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such HP PARSU Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) the number of HP Common Shares to which such HP PARSU Award relates shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (A) the number of HP Common Shares to which such HP PARSU Award related immediately prior to the Effective Time by (ii) the HP Ratio; and

(ii) the performance conditions applicable to each such HP PARSU Award shall be such conditions as are determined by the HP HRC Committee as soon as reasonably practicable following the Effective Time.

(j) Outstanding HP PARSU Awards Held by Certain Enterprise Employees. Each HP PARSU Award held by an Enterprise Employee who remains employed by an Enterprise Entity as of immediately prior to the Effective Time, that is outstanding as of immediately prior to the Effective Time, shall be converted into an Enterprise PARSU Award, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such PARSU Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) the number of shares of Enterprise Common Stock to which such Enterprise PARSU Award relates shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (A) the number of HP Common Shares to which such PARSU Award related immediately prior to the Effective Time by (B) the Enterprise Ratio; and

(ii) the performance conditions applicable to each such Enterprise PARSU Award shall be such conditions as are determined by the Enterprise HRC Committee as soon as reasonably practicable following the Effective Time.

(k) Tax Reporting and Withholding.

(i) After the Effective Time, HP Equity Awards, regardless of by whom held, shall be settled by HP, and Enterprise Equity Awards, regardless of by whom held, shall be settled by Enterprise.

(ii) Unless prohibited by law, following the Effective Time:

(A) Upon the occurrence of income recognition events with respect to Enterprise Equity Awards, Enterprise shall be solely responsible for ensuring the satisfaction of all applicable tax withholding requirements.

(B) Upon the occurrence of income recognition events with respect to HP Equity Awards, HP shall be solely responsible for ensuring the satisfaction of all applicable tax withholding requirements.

(C) HP shall be responsible for all income tax reporting in respect of HP Equity Awards held by HPI Employees, Former HPI Employees and HP Non-Employee Directors, and Enterprise will be responsible for all income tax reporting in respect of Enterprise Equity Awards and in respect of HP Equity Awards held by Enterprise Employees whose employment terminates prior to the Distribution Date and Former Enterprise Employees.

(l) Establishment of Enterprise Stock Plan. Effective as of no later than immediately prior to the Effective Time, Enterprise shall have adopted the Enterprise Stock Plan under which the Enterprise Equity Awards shall be issued, and Enterprise shall issue all such awards under the Enterprise Stock Plan.

(m) Registration and Other Regulatory Requirements. Prior to the Effective Time, Enterprise shall have filed a Form S-8 registration statement with respect to, and caused to be registered pursuant to the Securities Act of 1933, as amended, the Enterprise Common Stock authorized for issuance under the Enterprise Stock Plan. The parties shall take such additional actions as are deemed necessary or advisable to comply with securities laws and other legal requirements associated with equity compensation awards in affected non-U.S. jurisdictions.

5.4 Employee Stock Purchase Plan.

(a) HP ESPP. The administrator of the HP ESPP shall take all actions necessary and appropriate to provide that: (i) the regularly scheduled offering period in which the Record Date would occur will be shortened so that the purchase date occurs at the latest practicable time prior to the Record Date; (ii) all participant payroll deductions and other contributions under the HP ESPP shall cease on or before the purchase date described in clause (i) of this paragraph; (iii) Enterprise Employees will not be eligible to participate in any offering periods under the HP ESPP after the completion of the offering period described in clause (i) of this paragraph; and (iv) the administrator of the HP ESPP shall determine in its sole discretion the time at which the next offering period following the offering period described in clause (i) of this paragraph shall commence.

(b) Establishment of Enterprise ESPP. Effective immediately prior to the Effective Time, Enterprise shall have adopted the Enterprise ESPP. Enterprise shall, in its sole discretion, determine (i) the time at which the Enterprise ESPP shall first be offered, (ii) the offering periods and terms of the options granted thereunder, (iii) the Enterprise Entities designated for participation in the Enterprise ESPP and (iv) any additional administrative or compliance requirements necessary or appropriate for offering the Enterprise ESPP to Enterprise Employees.

5.5 Employment Agreements.

(a) Assignment. Subject to applicable Law and except (i) as provided otherwise in the Transfer Documents, (ii) in the event an Individual Agreement is superseded, or (iii) as otherwise agreed by the Parties, effective as of the Operational Separation Date, (A) HP shall have assigned, or caused an HPI Entity to assign, to an Enterprise Entity designated by Enterprise, all Individual Agreements between any Enterprise Employee and any HPI Entity and (B) Enterprise shall have assigned, or caused an Enterprise Entity to assign, to an HPI Entity designated by HP, all Individual Agreements between any HPI Employee and any Enterprise Entity; provided, however, that to the extent that assignment of any applicable Individual Agreement is not permitted by the terms of such agreement, effective as of the Operational Separation Date, (1) with respect to Individual Agreements described in clause (A), each member of the Enterprise Group shall be considered to be a successor to each member of the HP Group for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that each member of the Enterprise Group shall enjoy all of the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary) and (2) with respect to Individual Agreements described in clause (B), each member of the HPI Group shall be considered to be a successor to each member of the Enterprise Group for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that each member of the HPI Group shall enjoy all of the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary).

(b) Assumption. Effective as of the Operational Separation Date, (i) Enterprise will assume and honor, or will cause a member of the Enterprise Group to assume and honor, any Individual Agreement assigned to Enterprise or a member of the Enterprise Group pursuant to Section 5.5(a)(A) and (ii) HP will assume and honor, or will cause a member of the HPI Group to assume and honor, any Individual Agreement assigned to HP or a member of the HPI Group pursuant to Section 5.5(a)(B).

5.6 Executive DC Plans. HP shall retain, or cause the applicable HPI Entity to retain, all Liabilities for the account balances and accrued benefits of (i) HPI Employees, (ii) Former Employees and (iii) any Enterprise Employee who does not remain employed by an Enterprise Entity as of the Distribution Date, under the HP Executive DC Plan. Effective as of the Distribution Date, Enterprise shall have established the Enterprise Executive DC Plan, which is substantially similar in all material respects as of the Distribution Date to the HP Executive DC Plan. As of the Distribution Date, Enterprise shall, and shall cause the Enterprise Executive DC Plan to, assume all Liabilities under the HP Executive DC Plan for the account balances and accrued benefits of Enterprise Employees who remain employed by an Enterprise Entity as of the Distribution Date, and HP and the HP Executive DC Plan shall be relieved of all such Liabilities. As of the Distribution Date, Enterprise shall, and shall cause the Enterprise Executive DC Plan to, recognize and maintain all elections, including deferral, payment time and form, and beneficiary elections, made under the HP Executive DC Plan by Enterprise Employees who remain employed by an Enterprise Entity as of the Distribution Date.

5.7 Severance.

(a) Severance Liabilities of Enterprise. Enterprise shall be solely responsible for all Liabilities in respect of all the costs of providing benefits under any applicable severance, separation, redundancy, termination or similar plan, program, practice, contract, agreement, law or regulation (such benefits to include any medical or other welfare benefits, outplacement benefits, accrued vacation, and taxes) (collectively, “Severance Benefits”) relating to:

(i) the termination or alleged termination of employment of:

(A) any Enterprise Employee (other than any such employee covered by Section 5.7(b)) that occurs on or after the Operational Separation Date; and

(B) any HPI Employee who is allocated to the Enterprise Group pursuant to the OD&S Process but does not transfer to an Enterprise Entity as of the Operational Separation Date and whose employment with the HPI Group is terminated prior to the first anniversary of the Operational Separation Date at the earliest time that is permitted by applicable Law;

(ii) an Enterprise Employee’s or Enterprise Destination LOA Employee’s acceptance of an offer of employment from an Enterprise Entity in connection with the Separation; and

(iii) Former Employees in accordance with the provisions of Section 2.2(b).

(b) Severance Liabilities of HPI. HP shall be solely responsible for all Liabilities in respect of all the costs of providing the Severance Benefits relating to:

(i) the termination or alleged termination of employment of:

(A) any HPI Employee (other than any such employee covered by Section 5.7(a)) that occurs on or after the Operational Separation Date;

(B) any Enterprise Employee who is allocated to the HPI Group pursuant to the OD&S Process but does not transfer to an HPI Entity as of the Operational Separation Date and whose employment with the Enterprise Group is terminated prior to the first anniversary of the Operational Separation Date at the earliest time that is permitted by applicable Law; and

(C) any Delayed Transfer Employee who does not transfer to an HPI Entity in connection with the Demerger or the INA5 Transfer, as applicable and whose employment with the Enterprise Group is terminated at the earliest time following the effective date of the Transaction Documents with respect to the Demerger or the INA5 Transfer, as applicable, that is permitted by applicable Law;

(ii) an HPI Employee’s or HPI Destination LOA Employee’s acceptance of an offer of employment from an HPI Entity in connection with the Separation; and

(iii) Former Employees in accordance with the provisions of Section 2.2(a).

(c) Severance Benefits in Excess of Statutory Minimum. Any Severance Benefits in excess of the applicable statutory minimum severance benefits to be provided by an HPI Entity and reimbursed by an Enterprise Entity pursuant to the terms of this Agreement shall be subject to the reasonable prior review and approval of Enterprise, other than with respect to any such amounts mandated by a plan or agreement in effect prior to the Operational Separation Date. Any Severance Benefits in excess of the applicable statutory minimum severance benefits to be provided by an Enterprise Entity and reimbursed by an HPI Entity, pursuant to the terms of this Agreement, shall be subject to the reasonable prior review and approval of HP, other than with respect to any such amounts mandated by a plan or agreement in effect prior to the Operational Separation Date.

5.8 Mobility Benefits. All Liabilities in respect of mobility payments and benefits that are due to HPI Employees, Enterprise Employees and Former Employees after the Operational Separation Date will be governed by Sections 2.2(a)(i)-(iii) and 2.2(b)(i)-(iii).

ARTICLE VI

GENERAL AND ADMINISTRATIVE

6.1 Sharing of Participant Information. Subject to applicable Laws, HP and Enterprise shall share, and HP shall cause each other HPI Entity to share, and Enterprise shall cause each other Enterprise Entity to share with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the Enterprise Benefit Plans and the HP Benefit Plans. HP and Enterprise and their respective authorized agents shall, subject to applicable laws, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary for such administration. Until the Distribution Date, all participant information shall be provided in the manner and medium applicable to participating companies in HP Benefit Plans generally, and thereafter all participant information shall be provided in a manner and medium as may be mutually agreed to by HP and Enterprise.

6.2 Reasonable Efforts/Cooperation. Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each of the Parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the Internal Revenue Service, an advisory opinion from the Department of Labor or any other filing (including, but not limited to, securities, labor law or exchange control filings (remedial or otherwise)), consent or approval with respect to or by a governmental agency or authority in any jurisdiction in the U.S. or abroad.

6.3 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other Persons any rights or remedies hereunder. Except as expressly provided in this Agreement, nothing in this Agreement shall preclude HP or any other HPI Entity, at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any HP Benefit Plan, any benefit under any Benefit Plan or any trust, insurance policy or funding vehicle related to any HP Benefit Plan. Except as expressly provided in this Agreement, nothing in this Agreement shall preclude Enterprise or any other Enterprise Entity, at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Enterprise Benefit Plan, any benefit under any Benefit Plan or any trust, insurance policy or funding vehicle related to any Enterprise Benefit Plan.

6.4 Audit Rights With Respect to Information Provided.

(a) Each of HP and Enterprise, and their duly authorized representatives, shall have the right, subject to applicable Laws, to conduct reasonable audits with respect to all information required to be provided to it by the other Party under this Agreement. The Party conducting the audit (the “Auditing Party”) may adopt reasonable procedures and guidelines for conducting audits and the selection of audit representatives under this Section 6.4. The Auditing Party shall have the right to make copies of any records at its expense, subject to any restrictions imposed by applicable laws and to any confidentiality provisions set forth in the Separation Agreement, which are incorporated by reference herein. The Party being audited shall provide the Auditing Party’s representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. After any audit is completed, the Party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within thirty business days after receiving such draft.

(b) The Auditing Party’s audit rights under this Section 6.4 shall include the right to audit, or participate in an audit facilitated by the Party being audited, of any Subsidiaries and Affiliates of the Party being audited and to require the other Party to request any benefit providers and third parties with whom the Party being audited has a relationship, or agents of such Party, to agree to such an audit to the extent any such Persons are affected by or addressed in this Agreement (collectively, the “Non-parties”). The Party being audited shall, upon written request from the Auditing Party, provide an individual (at the Auditing Party’s expense) to supervise any audit of a Non-party. The Auditing Party shall be responsible for supplying, at the Auditing Party’s expense, additional personnel sufficient to complete the audit in a reasonably timely manner. The responsibility of the Party being audited shall be limited to providing, at the Auditing Party’s expense, a single individual at each audited site for purposes of facilitating the audit.

6.5 Fiduciary Matters. It is acknowledged that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

6.6 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, the Parties hereto shall use commercially reasonable efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase “commercially reasonable efforts” as used herein shall not be construed to require any Party to incur any non-routine or unreasonable expense or Liability or to waive any right.

ARTICLE VII

MISCELLANEOUS

7.1 Effect If Effective Time Does Not Occur. If the Separation Agreement is terminated prior to the Effective Time, then this Agreement shall terminate and all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Effective Time, or as of the Distribution Date, or otherwise in connection with the Separation Transactions, shall not be taken or occur except to the extent specifically agreed by HP and Enterprise.

7.2 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

7.3 Affiliates. Each of HP and Enterprise shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by another HPI Entity or an Enterprise Entity, respectively.

7.4 Transfer Documents. Notwithstanding anything to the contrary in this Agreement, to the extent that any provision of this Agreement is inconsistent with a provision of any Transfer Document, the applicable provision of the Transfer Document shall control.

7.5 Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein mutatis mutandis (references in this Section 7.5 to an “Article” or “Section” shall mean Articles or Sections of the Separation Agreement, and references in the material incorporated herein by reference shall be references to the Separation Agreement): Article V (relating to Releases); Sections 6.1-6.9 (relating to Indemnification); Section 7.2 (relating to Confidentiality); Article VIII (relating to Dispute Resolution); and Article IX (relating to Miscellaneous).

7.6 Section 409A of the Code. The Parties acknowledge that the provisions of the Agreement, the Separation Agreement or any Transaction Documents shall be interpreted and implemented in a manner that is intended to avoid the imposition on HPI Employees, Enterprise

Employees, Former Employees, HP Non-Employee Directors or Enterprise Non-Employee Directors of taxes under Section 409A of the Code. Notwithstanding the foregoing, neither the Parties nor any of their Affiliates shall have any liability to any HPI Employee, Enterprise Employee, Former Employee, HP Non-Employee Director or Enterprise Non-Employee Director in the event that Section 409A applies to any payment in a manner that results in adverse tax consequences for such individual.

IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be duly executed as of the day and year first above written.

HEWLETT-PACKARD COMPANY

By:
Name:
Title:

HEWLETT PACKARD ENTERPRISE COMPANY

By:
Name:
Title:

Schedule 3.4

Non-U.S. Retirement Plans

ARTICLE I

DEFINED BENEFIT PENSION PLANS

1.1 Obligations and Assets remaining with One Company From and after the Operational Separation Date, Enterprise shall assume or retain, or cause an Enterprise Entity to assume or retain, all Assets and all Liabilities arising out of or relating to the defined benefit pension plans maintained by any HPI Entity or Enterprise Entity as of the Operational Separation Date, and shall make payments to all participants in the such plans in accordance with the applicable terms of such plans as in effect from time to time, in the following countries:

(a) Canada

(b) New Zealand

(c) United Kingdom

(d) Ireland

(e) Puerto Rico

1.2 Multiple Employer Pension Plans

(a) This section 1.2 shall apply with respect to current or former employees eligible to participate in the defined benefit pension plans in the following countries:

(i) Australia;

(ii) Belgium;

(iii) Brazil;

(iv) Japan; provided however this section 1.2 shall not apply to the Assets, Liabilities or obligations of the Parties with respect to the Japan Directors Plan, which shall be governed by Section 1.3 below;

(v) Netherlands; and

(vi) Switzerland; provided however this section 1.2 shall not apply to the Assets, Liabilities or obligations of the Parties with respect to the Swiss International Retirement Guarantee, which shall be governed by Section 1.3 below.

(b) Effective as of the Operation Separation Date, the Parties shall have taken such actions, or caused the taking of such actions, as are necessary to ensure that all HPI Employees, Enterprise Employees and Former Employees who were participants in the defined benefit pension plans available to eligible employees in the countries listed in Section 1.2(a) at the time of separation from employment, are covered by a multi-employer defined benefit pension plan.

(c) Within each applicable multi-employer defined benefit pension plan, HP shall be allocated the Assets (if any) and Liabilities relating to eligible HPI employees and Enterprise shall be allocated the Assets (if any) and Liabilities relating to eligible Enterprise Employees.

(d) Within each applicable multi-employer defined benefit pension plan, HP and Enterprise shall be allocated the Assets (if any) and Liabilities relating to eligible Former Employees as follows:

(i) Australia: on a US GAAP basis, Enterprise shall be allocated the Assets (if any) and Liabilities relating to eligible Former Employees;

(ii) Belgium: on a US GAAP basis, Enterprise shall be allocated the Assets (if any) and Liabilities relating to eligible Former Employees;

(iii) Brazil: on a US GAAP basis, Enterprise shall be allocated the Assets (if any) and Liabilities relating to eligible Former Employees;

(iv) Japan (excluding the Japan Directors Plan): on such basis as required under Japanese law, Enterprise shall be allocated the Assets (if any) and Liabilities relating to eligible Former Employees;

(v) Netherlands: on such basis as required under Dutch law, (A) HPI shall be allocated the Assets (if any) and Liabilities relating to eligible Former Employees who provided services primarily to the HPI Business and (B) Enterprise shall be allocated the Assets (if any) and Liabilities relating to eligible Former Employees who provided services primarily to the Enterprise Business; and

(vi) Switzerland: on a US GAAP basis, (A) HPI shall be allocated the Assets (if any) and Liabilities relating to eligible Former Employees who provided services primarily to the HPI Business and (B) Enterprise shall be allocated the Assets (if any) and Liabilities relating to eligible Former Employees who provided services primarily to the Enterprise Business and any Former Employee who cannot reasonably be determined to have provided services primarily to either the HPI Business or the Enterprise Business.

1.3 Countries in which Pension Plans are Split

(a) This section 1.3 shall apply with respect to current or former employees eligible to participate in the defined benefit pension plans in the following countries:

(i) Austria;

(ii) Finland;

(iii) France;

(iv) Germany

(v) India;

(vi) Indonesia;

(vii) Italy;

(viii) Japan, solely with respect to the Japan Directors Plan;

(ix) Korea;

(x) Mexico;

(xi) Philippines;

(xii) Spain;

(xiii) Switzerland, solely with respect to the Swiss International Retirement Guarantee (notwithstanding anything to the contrary in the Employee Matters Agreement);

(xiv) Taiwan;

(xv) Thailand; and

(xvi) United Arab Emirates.

(b) From and after the Operational Separation Date, Enterprise shall retain or assume, as applicable, and Enterprise hereby agrees to pay, perform, fulfill and discharge, in due course, all Assets and Liabilities for all eligible Enterprise Employees and Former Employees under any defined benefit pension plan maintained by any HPI Entity or Enterprise Entity as of immediately prior to the Operational Separation Date; provided however, this Section 1.3(b) shall not apply with respect to (i) Former Employee eligible to participate in such plans in Spain and (ii) Enterprise Employees eligible to participate in such plans in Taiwan who are Taiwan citizens or married to Taiwan citizens.

(c) From and after the Operational Separation Date, HP shall retain or assume, as applicable, and HP hereby agrees to pay, perform, fulfill and discharge, in due course, all Assets and Liabilities for all eligible HPI Employees under any defined benefit pension plan maintained by any HPI Entity or Enterprise Entity as of immediately prior to the Operational Separation Date for such employees in the countries listed in Section 1.3(a). HP shall also retain or assume, as applicable, and HP hereby agrees to pay, perform, fulfill and discharge, in due course, all Assets and Liabilities for all eligible Former Employees in Spain under any defined benefit pension plan maintained by any HPI Entity or Enterprise Entity as of immediately prior to the Operational Separation Date.

(d) Except as provided herein with respect to Spain and Taiwan, effective as of the Operational Separation Date, Enterprise has caused the Assets relating to the HPI Employees eligible to participate in the applicable defined benefit pension plans in the countries listed in Section 1.3(a) to be transferred to the applicable HP defined benefit pension plan. The amount(s) to be transferred shall be based on the US GAAP funded status with respect to funded plans; no amounts shall be transferred with respect to unfunded plans.

(e) Effective as of the Operational Separation Date, HP has caused the Assets relating to the Enterprise Employees eligible to participate in the applicable defined benefit pension plans in Spain to be transferred to the applicable HP defined benefit pension plan. The amount(s) to be transferred shall be based on the US GAAP funded status with respect to funded plans.

(f) Effective as of the Operational Separation Date, HP shall cause the relevant HPI entity to provide the relevant Enterprise Entity with a payment relating to the Enterprise Employees eligible to participate in the applicable defined benefit pension plans in Taiwan who are Taiwan citizens or married to Taiwan citizens, in an amount equal to the reasonably estimated amount such employees would have been eligible to receive from the HP Taiwan defined benefit pension plan as of the Operational Separation Date. Upon the future retirement of such employees from an Enterprise Entity, such Enterprise Entity shall provide such employee with a retirement benefit equal to (i) the benefit to which such employee would have been entitled under the HP Taiwan defined benefit pension plan, less (ii) the benefit to which such employee is entitled under the Enterprise Taiwan defined contribution plan.